Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

ARCA biopharma, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-148288,333-131392, 333-128316, 333-90458, and 333-70134) and the registration statements on Form S-8 (Nos. 333-154839, 333-146078, 333-134981, 333-126590, 333-115747, 333-108563, 333-103055,333-101276, 333-96313, 333-91471, 333-68172, 333-68170, 333-53089, 333-53087, 333-41663,333-39194, and 333-08978) of ARCA biopharma, Inc. of our report dated March 31, 2009, with respect to the balance sheets of ARCA biopharma, Inc. as of December 31, 2008 and 2007, and the related statements of operations, preferred stock and stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2008, and for the period from December 17, 2001 (inception) to December 31, 2008, which report appears in the Form 8-K/A (Amendment No. 2) to the Current Report on Form 8-K filed by ARCA biopharma, Inc. on January 28, 2009.

/s/ KPMG LLP

Boulder, Colorado

March 31, 2009